RM ADVISER, LLC

REALTYMOGUL®

Income REIT

YE 2025



RealtyMogul Income REIT

RealtyMogul Income REIT is a non-traded REIT, focused on providing monthly income to investors through debt and equity investments in a diversified pool of commercial real estate property types, including multifamily, retail, industrial, and office.

KEY OBJECTIVES*

To pay attractive and consistent cash distributions on a monthly basis,

To preserve, protect, increase, and return your capital contribution; and

To create a portfolio of diversified commercial real estate investments

RM ADVISER, LLC

*There is no guarantee that we will achieve our objectives.

The use of the terms "RealtyMogul Income REIT," the "Company," "we," or "our" in this presentation refers to RealtyMogul Income REIT, LLC, unless the context indicates otherwise.

RealtyMogul Income REIT

TOTAL ASSET VALUE[1]	TOTAL SQUARE FOOTAGE[2]	NUMBER OF REAL ESTATE INVESTMENTS[2]
$396M	2,344,206	15

Q3 ANNUALIZED DISTRIBUTION RATE[3]	DISTRIBUTION FREQUENCY[3]	CONSECUTIVE DISTRIBUTIONS[2,3]
6.0%	MONTHLY	110
	TAX REPORTING FORM: 1099-DIV	

*All data as of September 30, 2025 unless otherwise specified.
1 Aggregate value of properties owned by RealtyMogul Income REIT, LLC based on the most recent internal valuations as of the end of the fiscal quarter upon which our most recently announced net asset value (“NAV”) per share is based pursuant to our valuation policies provided, however, the value of properties underlying investments acquired or sold since the effective date of the most recently announced NAV per share is based on the most recent purchase price of such properties. The aggregate value of the properties underlying loans made by RealtyMogul Income REIT, LLC is based on independent appraisals dated within six months of the original acquisition dates by RM Adviser, LLC (“RM Adviser” or the “Manager”), RM Investor, LLC or Realty Mogul Commercial Capital, Co., as applicable. As with any methodology used to estimate value, the methodology employed by our affiliates’ internal accountants or asset managers is based upon a number of estimates and assumptions about future events that may not be accurate or complete. For more information, see the section of our Offering Circular captioned “Description of Our Common Shares – Valuation Policies.”
2 As of January 16, 2026.
3 Distributions have been paid in part from sources other than cash flow from operations, including net proceeds from our offering, cash advances by our Manager, cash resulting from a waiver of fees or reimbursements due to our Manager, borrowings and the issuance of additional securities. There is no guarantee that shareholders will receive distributions in the future, and the board of managers may declare lower distributions or no distributions at all for any given period.

Portfolio Statistics[4]

PROPERTY TYPES



OFFICE 18%
INDUSTRIAL 7%
MIXED-USE 5%
RETAIL 3%
MULTIFAMILY 67%

GEOGRAPHIC REGION



SOUTH 6%
WEST 14%
MIDWEST 57%
EAST 23%

INVESTMENT TYPES

JOINT VENTURE **97%** PREFERRED EQUITY **3%**

4 Based on the then-current outstanding real estate investment amounts as of January 6, 2026.

Views From Management

In November 2025, RealtyMogul was excited to announce its acquisition by RM Investor, LLC, a collective of strategic investors led by The Wideman Company ("Wideman"), a family-built investment firm with a multi-decade track record across multiple market cycles. As part of the transaction, Christopher Wideman has assumed the role of Chief Executive Officer and President of RM Adviser, the manager of Income REIT. He will also serve as a board member, along with two new independent board members, Michael Young and Michael Simpson, who will replace the previous board. Each brings a deep background of real estate expertise spanning multiple asset classes and market cycles. As we begin the new year, we want to share our perspective on our current portfolio composition, history and how we are approaching the period ahead for Income REIT.

A Look Back at Portfolio Profile and Performance

Over the past several years, net asset value ("NAV") per share has fallen below its starting value of $10.00/share to its current value of $7.67/share. As mentioned in past reports, this has occurred due to cap rate expansion correlated with an increase in interest rates, operating cost pressures, and modest rental growth. The low interest rates that drove acquisition activity from 2020 through 2022 have been replaced with interest rates that have appeared, for the time being, to have stabilized near historical norms.

These macroeconomic challenges, along with weakness in the multifamily sector, have caused the REIT to play defense, focusing on asset management and cash preservation.

Views From Management
(cont.)

We worked through challenges at several assets, including (i) Kings Landing, which was refinanced from floating rate debt to fixed-rate agency debt alongside fresh preferred equity to allow for additional time to stabilize the asset, (ii) Columbus Office Portfolio, for which one property in the portfolio was sold to partially pay down the loan and is at risk of foreclosure and (iii) The Hamptons, which was sold strategically due to significant anticipated capital needs in order to recoup most of the REIT's invested equity. The remainder of our portfolio is financed with fixed rate debt with a weighted average term of 5.5 years and 4.2% interest rate, providing expense predictability as we work to grow the REIT and rebuild value.

A New Chapter: Strategic Leadership Transition

As the lead investor in the RealtyMogul acquisition, Wideman brings a deep commitment to investor alignment, operational discipline, and transparency. Wideman's leadership and experience through varied market conditions have reinforced a philosophy rooted in discipline during uncertain periods, an approach that aligns strongly with the REIT's investment objectives and mission. With this approach in mind, we plan to have a renewed focus on investments with conservative entry pricing, durable cash flow, and capital structures designed to withstand market cycle volatility.

2026 Mandate: Improve NAV Through Strategic Repositioning

The strategy for 2026 is to improve NAV while positioning the REIT for long-term performance. We intend to do this by managing portfolio-level cash, proactively selling assets where long-term upside no longer outweighs the opportunity cost of holding, and replacing such assets with new, high-quality acquisitions that are better aligned with the REIT's income and appreciation objectives.

Views From Management (cont.)

We are constantly evaluating the highest and best use of both the available cash in the REIT and dollars invested in assets. That includes strategically evaluating asset dispositions as well as actively underwriting new acquisitions, specifically prioritizing opportunities where pricing reflects current capital markets realities, downside risks are clearly identified and mitigated, and sponsors have meaningful alignment with investors. In certain situations, this may include recapitalizations, preferred equity, structured investments, or acquisitions from motivated sellers who value execution certainty rather than peak pricing.

Our FedEx Ground acquisitions in September 2025, which deals are sponsored by Wideman, typify the strategy above and the profile that we intend to target going forward. We acquired these investments into Income REIT because of the consistent projected income backed by an investment grade tenant over a 5.4 year weighted average lease term, conservative leverage with downside protection, and multiple exit paths. We believe the combination of modern construction, strategic locations, strong market fundamentals, and a low basis provides both defensive characteristics and embedded optionality for long term value creation.

While we are optimistic about the opportunity set ahead, we remain mindful that recoveries are rarely linear. Certain asset classes may continue to face pressure, leasing fundamentals may take time to stabilize, and capital markets may remain volatile as debt and equity providers adjust to the changing market. We view this environment as one that rewards patience and underwriting rigor rather than speed. By proactively managing cash on hand, we believe we will be well positioned to act quickly and selectively when risk-adjusted returns are compelling.

Views From Management
(cont.)

Alignment with our NAV-first strategy also means evaluating the REIT’s distribution and share repurchase policies. This review reflects our commitment to capital preservation and long-term value creation. Our objective is to ensure that distributions are appropriately aligned with asset performance and liquidity, while preserving the flexibility to reinvest into opportunities that we believe will drive shareholder value. We plan to communicate any updates to such policies with transparent and clear rationale.

Looking Ahead: A New Era, A Shared Vision

We understand that while today marks the beginning for new ownership, Income REIT and its investors have been through a challenging period. Rebuilding REIT value and earning investor trust is paramount to us, and we are excited to bring renewed energy, transparent communication, focused leadership, and a disciplined strategy to meet these goals.

Thank you for your partnership, your patience, and your belief in the long-term vision of Income REIT.

Geography



15

Real Estate Investments

14 JOINT VENTURES | 1 PREFERRED EQUITY INVESTMENT

UNDERLYING REAL ESTATE
SPREAD ACROSS EIGHT STATES

RM ADVISER, LLC

Investment History[5]

INVESTMENT TYPE


12%
PREFERRED EQUITY
3%
SUBORDINATED DEBT
10%
SENIOR DEBT
10%
MEZZANINE DEBT
65%
JV EQUITY

PRODUCT TYPE


4%
FLEX
4%
INDUSTRIAL
2%
SELF-STORAGE
12%
RETAIL
53%
MULTIFAMILY
25%
OFFICE

Since inception in August 2016, Income REIT has made 41 real estate investments, totaling over $166 million. To date, 26 of these investments have gone full cycle, totaling over $76 million in principal investment value returned.

5 Based on all historical real estate investments acquired by RealtyMogul Income REIT from inception on August 12, 2016 through January 6, 2026.

Distributions



DISTRIBUTIONS

6.0% Monthly Distribution

declared during Q3 2025 equated to approximately 6.0% on an annualized basis based upon net asset value.[6]

In 2025, 100% of our distributions were classified as capital gains distributions, which are taxable at the capital gains rate in certain instances. The classification of our distributions as capital gains distributions is due to the sales of La Privada and Hamptons in our portfolio.[6]

RM ADVISER, LLC

6 Distributions have been paid in part from sources other than cash flow from operations, including net proceeds from our offering, cash advances by our Manager, cash resulting from a waiver of fees or reimbursements due to our Manager, borrowings and the issuance of additional securities. There is no guarantee that shareholders will receive distributions in the future, no guarantee that any such distributions will be classified as capital gains and the board of managers may declare lower distributions or no distributions at all for any given period. Each shareholder's tax considerations are different and consulting a tax advisor is recommended. Any of the data provided herein should not be construed as investment, tax, accounting or legal advice.

Occupancy

AVERAGE QUARTERLY Occupancy Rates

24Q4	90.6%
25Q1	93.0%
25Q2	91.2%
25Q3	92.4%

Average quarterly occupancy rate calculation based only on JV Equity investments and excludes debt and preferred equity investments.

Current Multifamily Renovation Projects

25Q3

PROPERTY	UNITS RENOVATED	TOTAL UNITS TO BE RENOVATED	PERCENT COMPLETE	AVERAGE INCREASE (LEASED UNITS)	RENT INCREASE OVER PRIOR RENTS
POHLIG	27	28	96.4%	$205/MONTH	16.2%
TURTLE CREEK	88	96	91.7%	$143/MONTH	10.6%
KINGS LANDING	109	152	71.7%	$307/MONTH	20.4%
BENTLEY APT	113	138	81.9%	$207/MONTH	16.2%
HAVERFORD PLACE	109	160	68.1%	$266/MONTH	22.7%
223 E TOWN	65	84	77.4%	$50/MONTH	3.3%
TOTAL/WEIGHTED AVERAGE	**511**	**658**	**77.7%**	**$210/MONTH**	**15.9%**








Investment Activity

CURRENT PORTFOLIO OVERVIEW[7]

ASSET	LOCATION	ACQUISITION DATE	PROPERTY TYPE	INVESTMENT TYPE	INVESTMENT AMOUNT	INTEREST RATE
TEXAS RETAIL PORTFOLIO[8]	MULTIPLE LOCATIONS, TX	7/18/17	RETAIL	PREFERRED EQUITY	$2,764,738	14.00%
COLUMBUS OFFICE PORTFOLIO	COLUMBUS, OH	11/5/19	OFFICE	JV EQUITY	$7,826,619	N/A
POHLIG BOX FACTORY & SUPERIOR WAREHOUSE	RICHMOND, VA	2/19/20	MULTIFAMILY	JV EQUITY	$7,574,307	N/A
TURTLE CREEK	FENTON, MO	1/28/21	MULTIFAMILY	JV EQUITY	$6,000,000	N/A
KINGS LANDING[9]	CREVE COEUR, MO	7/28/21	MULTIFAMILY	MEMBER LOAN / JV EQUITY	$11,609,066	N/A
MINNEHAHA MEADOWS	VANCOUVER, WA	9/20/21	MULTIFAMILY	JV EQUITY	$3,355,018	N/A
ROOSEVELT COMMONS	VANCOUVER, WA	9/20/21	MULTIFAMILY	JV EQUITY	$3,209,112	N/A
BENTLEY APARTMENTS	GROVE CITY, OH	10/13/21	MULTIFAMILY	JV EQUITY	$8,000,000	N/A
HAVERFORD PLACE	GEORGETOWN, KY	2/2/22	MULTIFAMILY	JV EQUITY	$9,000,000	N/A
EDISON APARTMENTS	GRESHAM, OR	3/30/22	MULTIFAMILY	JV EQUITY	$5,500,000	N/A
COLUMBIA SQUARE	CINCINNATI, OH	8/23/22	MIXED-USE	JV EQUITY	$4,000,000	N/A
ACROPOLIS	BEAVERCREEK, OH	6/9/23	OFFICE	JV EQUITY	$7,700,000	N/A

CHART CONTINUES ON NEXT PAGE

7 All data as of December 31, 2025 unless otherwise specified. All preferred equity investments are performing and paid current as of December 31, 2025.
8 On August 6, 2025 the Preferred Equity position was partially paid down from $3,325,000 to $2,764,738.
9 On June 16, 2023, August 29, 2024, and September 16, 2024, we made member loans to the joint venture entity in the amounts of $291,566, $3,200,000, and $117,500, respectively. The member loans described above have priority over distributions to Kings Landing Investors and must be paid in full, including accrued interest, before any distributions to holders of common equity.

Investment Activity

CURRENT PORTFOLIO OVERVIEW[7]

ASSET	LOCATION	ACQUISITION DATE	PROPERTY TYPE	INVESTMENT TYPE	INVESTMENT AMOUNT	INTEREST RATE
223 E TOWN APARTMENTS	COLUMBUS, OH	3/5/24	MULTIFAMILY	JV EQUITY	$4,500,000	N/A
FEDEX GROUND KY	LOUISVILLE, KY	9/17/25	INDUSTRIAL	JV EQUITY	$3,717,489	N/A
FEDEX GROUND TN	CHATTANOOGA, TN	9/17/25	INDUSTRIAL	JV EQUITY	$2,282,511	N/A
TOTAL					**$87,038,860**	

Investment Activity

HISTORICAL INVESTMENTS

ASSET	LOCATION	ACQUISITION DATE	PROPERTY TYPE	INVESTMENT TYPE	INVESTMENT AMOUNT	DATE SOLD
CALIFORNIA SELF STORAGE FACILITY	GARDEN GROVE, CA	8/19/16	SELF-STORAGE	MEZZANINE DEBT	$3,915,000	3/29/17
HANFORD RETAIL CENTER	HANFORD, CA	3/31/17	RETAIL	SENIOR DEBT	$1,900,000	12/12/17
WYCKOFF AVENUE APARTMENTS	BROOKLYN, NY	6/20/17	MULTIFAMILY	JUNIOR PARTICIPATION	$1,350,000	6/13/18
ANIMAS FLEX	WEST CHESTER, PA	1/11/17	FLEX	PREFERRED EQUITY	$1,460,525	9/18/18
JADAK HQ	SYRACUSE, NY	6/28/17	FLEX	PREFERRED EQUITY	$1,500,000	6/3/19
CROSSROADS SOUTH	JONESBORO, GA	8/3/17	RETAIL	PREFERRED EQUITY	$1,250,000	6/24/19
CORONA MARKETPLACE	CORONA, CA	8/17/17	RETAIL	MEZZANINE DEBT	$3,549,300	7/2/19
ORANGE TREE VILLAGE	TUCSON, AZ	4/23/18	MULTIFAMILY	PREFERRED EQUITY	$2,275,000	7/16/19
NORTHSIDE AT JOHNS CREEK	SUWANEE, GA	6/20/17	OFFICE	SUBORDINATED DEBT	$1,500,000	8/30/19
PARKWAY PLAZA	SAN ANTONIO, TX	2/17/17	OFFICE	MEZZANINE DEBT	$3,400,000	12/30/19
HARBOR HILLS PLAZA	LA HABRA, CA	3/16/18	RETAIL	PREFERRED EQUITY	$1,900,000	1/31/19
378 MOSS STREET	CHULA VISTA, CA	11/15/17	MULTIFAMILY	SENIOR DEBT	$4,490,000	2/6/20
RIVERSIDE OFFICE PORTFOLIO	RIVERSIDE, CA	10/22/18	OFFICE	MEZZANINE DEBT	$2,500,000	3/6/20
NAUGATUCK VALLEY SHOPPING CENTER	WATERBURY, CA	10/23/18	RETAIL	PREFERRED EQUITY	$3,000,000	3/16/20

CHART CONTINUES ON NEXT PAGE

Investment Activity

HISTORICAL INVESTMENTS

ASSET	LOCATION	ACQUISITION DATE	PROPERTY TYPE	INVESTMENT TYPE	INVESTMENT AMOUNT	DATE SOLD
ASHLAN PARK SHOPPING CENTER	FRESNO, CA	11/19/2018	RETAIL	SUBORDINATED DEBT	$3,600,000	4/17/20
AMERIGROUP HQ	VIRGINA BEACH, VA	5/21/2018	OFFICE	PREFFERED EQUITY	$1,700,000	6/9/20
2395 29TH AVE	SAN FRANCISCO, CA	2/16/18	MULTIFAMILY	SENIOR DEBT	$4,750,000	7/29/20
PORTLAND OFFICE	PORTLAND, OR	11/27/18	OFFICE	SENIOR DEBT	$3,950,000	10/15/20
PENSACOLA MARKETPLACE	PENSACOLA, FL	6/12/17	RETAIL	MEZZANINE DEBT	$1,125,000	3/31/21
SYNCHRONY FINANCIAL OFFICE	CANTON, OH	8/19/16	OFFICE	PREFERRED EQUITY	$2,000,000	6/25/21
NV ENERGY NNN	LAS VEGAS, NV	7/9/20	OFFICE	JV EQUITY	$6,000,000	12/31/21
HIGHLAND PLACE	CENTENNIAL, CO	3/22/17	OFFICE	MEZZANINE DEBT	$2,300,000	2/16/22
SHILOH PLACE APARTMENTS	PLANO, TX	11/18/20	MULTIFAMILY	PREFERRED EQUITY	$2,323,030	5/18/22
LA PRIVADA	EL PASO, TX	5/31/19	MULTIFAMILY	JV EQUITY	$4,748,228	3/20/25
THE HAMPTONS APARTMENTS	VIRGINIA BEACH, VA	10/9/19	MULTIFAMILY	JV EQUITY	$10,452,966	11/18/25
LUBBOCK MEDICAL OFFICE BUILDING	LUBBOCK, TX	6/26/20	MEDICAL OFFICE	JV EQUITY	$2,926,477	1/6/26
TOTAL					**$79,865,526**	

Investment Updates

TEXAS RETAIL PORTFOLIO


BUFFALO
WILD WINGS

LOCATION:
MULTIPLE LOCATIONS, TX

PROPERTY TYPE:
RETAIL

INVESTMENT AMOUNT:
$2,764,738

INVESTMENT TYPE:
PREFERRED EQUITY

ACQUISITION DATE:
7/18/2017

MATURITY DATE:
7/6/2027

BUSINESS PLAN:
The borrower used the proceeds of the investment to refinance another loan and fund escrows and closing costs.

ASSET MANAGEMENT UPDATE:
Portfolio occupancy ended Q3 at 97%, and the borrower is current on its interest payments as of September 2025.

COLUMBUS OFFICE PORTFOLIO



LOCATION:
COLUMBUS, OH

PROPERTY TYPE:
OFFICE

INVESTMENT AMOUNT:
$7,826,619

INVESTMENT TYPE:
JOINT VENTURE EQUITY

ACQUISITION DATE:
11/5/2019

BUSINESS PLAN:
Acquire a highly occupied office portfolio, perform capital improvements and execute a lease-up strategy.

ASSET MANAGEMENT UPDATE:
Portfolio occupancy ended Q3 at 79%. The loan on the property matured in December 2025, and the real estate company is working with the lender on a resolution to further extend the loan. In December 2025, in conjunction with the loan workout, the 855 Grandview property was sold and the proceeds were used primarily to pay down the senior loan. We do not believe there is any equity value remaining in this deal, and proceeds from any future sale of 500 S Front are expected to pay down the senior loan and property obligations.

Investment Updates

POHLIG BOX FACTORY & SUPERIOR WAREHOUSE


POHLIG BROS
MANUFACTURERS OF PAPER BOXES

LOCATION:
RICHMOND, VA

PROPERTY TYPE:
MULTIFAMILY

INVESTMENT AMOUNT:
$7,574,307

INVESTMENT TYPE:
JOINT VENTURE EQUITY

ACQUISITION DATE:
2/19/2020

BUSINESS PLAN:
Acquire and renovate a Class A- two-property, mixed-use apartment community.

ASSET MANAGEMENT UPDATE:
Portfolio occupancy ended Q3 at 87%. At the Pohlig Box Factory property, the real estate company is performing regular unit turns. At the Superior Warehouse property, the real estate company is performing full unit renovations, and as of September 2025, 27 of the 28 units were renovated. Of those 27 units, all have been leased at an average premium of $205/month, or 16% over prior rents. The remaining unit has not been renovated but is achieving post-renovation rents. Exterior capital projects have been completed, which included improvements to the roofs, courtyard, hallways and lobby.

TURTLE CREEK



LOCATION:
FENTON, MO

PROPERTY TYPE:
MULTIFAMILY

INVESTMENT AMOUNT:
$6,000,000

INVESTMENT TYPE:
JOINT VENTURE EQUITY

ACQUISITION DATE:
1/27/2021

BUSINESS PLAN:
Acquire a multifamily apartment community with potential for steady cash flow.

ASSET MANAGEMENT UPDATE:
Property occupancy ended Q3 at 98%. As of September 2025, 88 of the 96 classic units have been renovated since acquisition. Of those 88 units, 87 have been leased at an average premium of $143/month, or 10% over prior rents, and unit renovation costs have been below budget. Signage, pergola, benches, grills, landscaping, parking lot, stairwell restoration, and pool work have been completed.

Investment Updates

KINGS LANDING


POKE MUNCH

LOCATION:
CREVE COEUR, MO

PROPERTY TYPE:
MULTIFAMILY

INVESTMENT AMOUNT:
$11,609,066

INVESTMENT TYPE:
MEMBER LOAN/ JOINT VENTURE EQUITY

ACQUISITION DATE:
7/28/2021

BUSINESS PLAN:
Acquire and renovate a highly occupied multifamily apartment community.

ASSET MANAGEMENT UPDATE:
Property occupancy ended Q3 at 93%. As of September 2025, 109 of the 152 units have been renovated since acquisition. Of those 109 units, all have been leased at an average premium of $307/month, or 20% over prior rents. Exterior paint/repairs, asphalt/concrete work, fitness center, interior hallway improvements, clubhouse, amenity space, roof repairs, exterior concrete work, landscaping, and drainage work have been completed.

MINNEHAHA MEADOWS


A

LOCATION:
VANCOUVER, WA

PROPERTY TYPE:
MULTIFAMILY

INVESTMENT AMOUNT:
$3,355,018

INVESTMENT TYPE:
JOINT VENTURE EQUITY

ACQUISITION DATE:
9/20/2021

BUSINESS PLAN:
Acquire a highly occupied multifamily apartment community.

ASSET MANAGEMENT UPDATE:
Property occupancy ended Q3 at 90%. New property signage, BBQ area, package lockers, playground equipment installation, fence work, maintenance shed installation, and pet stations have been completed.

Investment Updates

ROOSEVELT COMMONS


F

LOCATION:
VANCOUVER, WA

PROPERTY TYPE:
MULTIFAMILY

INVESTMENT AMOUNT:
$3,209,112

INVESTMENT TYPE:
JOINT VENTURE EQUITY

ACQUISITION DATE:
9/20/2021

BUSINESS PLAN:
Acquire a highly occupied multifamily apartment community.

ASSET MANAGEMENT UPDATE:
Property occupancy ended Q3 at 94%. Pet stations, BBQ area, package lockers, walking path, and signage work have been completed.

BENTLEY APARTMENTS



LOCATION:
GROVE CITY, OH

PROPERTY TYPE:
MULTIFAMILY

INVESTMENT AMOUNT:
$8,000,000

INVESTMENT TYPE:
JOINT VENTURE EQUITY

ACQUISITION DATE:
10/13/2021

BUSINESS PLAN:
Acquire and renovate a highly occupied multifamily apartment community.

ASSET MANAGEMENT UPDATE:
Property occupancy ended Q3 at 100%. As of September 2025, 113 of the 138 units have been renovated since acquisition. Of those 113 units, all have been leased at an average premium of $207/month, or 16% over prior rents. The dog park, pool furniture installation, storage shed, landscaping and drainage, and shoring work on the property's structures have been completed.

Investment Updates

HAVERFORD PLACE



LOCATION:
GEORGETOWN, KY

PROPERTY TYPE:
MULTIFAMILY

INVESTMENT AMOUNT:
$9,000,000

INVESTMENT TYPE:
JOINT VENTURE EQUITY

ACQUISITION DATE:
2/2/2022

BUSINESS PLAN:
Acquire and renovate a highly occupied multifamily apartment community.

ASSET MANAGEMENT UPDATE:
Property occupancy ended Q3 at 94%. As of September 2025, 109 of the 160 units have been renovated since acquisition. Of those 109 units, all have been leased at an average premium of $266/month, or 22% over prior rents. The pool renovation, enhanced dog park, additional signage, fitness center, BBQ area, clubhouse/business center, and playground have been completed.

EDISON APARTMENTS



LOCATION:
GRESHAM, OR

PROPERTY TYPE:
MULTIFAMILY

INVESTMENT AMOUNT:
$5,500,000

INVESTMENT TYPE:
JOINT VENTURE EQUITY

ACQUISITION DATE:
3/30/2022

BUSINESS PLAN:
Acquire a highly occupied multifamily apartment community.

ASSET MANAGEMENT UPDATE:
Property occupancy ended Q3 at 89%. The wood re-staining, pergola, benches, grills, package lockers, and dog park have been completed.

Investment Updates

COLUMBIA SQUARE


ADVISORS

LOCATION:
CINCINNATI, OH

PROPERTY TYPE:
MIXED-USE

INVESTMENT AMOUNT:
$4,000,000

INVESTMENT TYPE:
JOINT VENTURE EQUITY

ACQUISITION DATE:
8/23/2022

BUSINESS PLAN:
Acquire a highly occupied mixed-use asset consisting of an office property and retail center, perform capital improvements and execute a lease-renewal strategy.

ASSET MANAGEMENT UPDATE:
Portfolio occupancy ended Q3 at 89%. The real estate company has completed improvements to refresh and modernize the first and second floor lobbies, added irrigation to grass areas, and replaced HVAC units.

ACROPOLIS


ACROPOLIS

LOCATION:
BEAVERCREEK, OH

PROPERTY TYPE:
OFFICE

INVESTMENT AMOUNT:
$7,700,000

INVESTMENT TYPE:
JOINT VENTURE EQUITY

ACQUISITION DATE:
6/9/2023

BUSINESS PLAN:
Acquire a highly occupied office portfolio adjacent to one of the largest U.S. Air Force Bases, perform capital improvements and execute a lease renewal strategy.

ASSET MANAGEMENT UPDATE:
Portfolio occupancy ended Q3 at 89%. The property is in the process of completing tenant improvements for a number of tenants and is expected to complete HVAC replacements in 2025.

Investment Updates

223 E TOWN



LOCATION:
COLUMBUS, OH

PROPERTY TYPE:
MULTIFAMILY

INVESTMENT AMOUNT:
$4,500,000

INVESTMENT TYPE:
JOINT VENTURE EQUITY

ACQUISITION DATE:
3/5/2024

BUSINESS PLAN:
Acquire a multifamily apartment community with the potential for steady cash flow.

ASSET MANAGEMENT UPDATE:
Property occupancy ended Q3 at 96%. As of September 2025, 65 of the 84 units have been renovated since acquisition. Of those 65 units, 62 have been leased at an average premium of $50/month, or 3% over prior rents. The renovation plan includes new backsplashes, updated kitchen and bathroom fixtures, and home technology package installations, which renovations have been completed under budget to date.

FEDEX GROUND KY



LOCATION:
LOUISVILLE, KY

PROPERTY TYPE:
INDUSTRIAL

INVESTMENT AMOUNT:
$3,717,489

INVESTMENT TYPE:
JOINT VENTURE EQUITY

ACQUISITION DATE:
9/17/2025

BUSINESS PLAN:
Acquire an industrial building that is triple-net leased to a credit tenant with a long-term lease.

ASSET MANAGEMENT UPDATE:
Property occupancy ended Q3 at 100% by a credit tenant, FedEx Ground through September 2030. As of September 2025, the tenant is current on its rent.

Investment Updates

FEDEX GROUND TN



LOCATION:
CHATTANOOGA, TN

PROPERTY TYPE:
INDUSTRIAL

INVESTMENT AMOUNT:
$2,282,511

INVESTMENT TYPE:
JOINT VENTURE EQUITY

ACQUISITION DATE:
9/17/2025

BUSINESS PLAN:
Acquire an industrial building that is triple-net leased to a credit tenant with a long-term lease.

ASSET MANAGEMENT UPDATE:
Property occupancy ended Q3 at 100% by a credit tenant, FedEx Ground through January 2032. As of September 2025, the tenant is current on its rent.

Net Asset Value (NAV)

The NAV per share calculation reflects the total value of our assets minus the total value of our liabilities, divided by the number of shares outstanding.

As with any methodology used to estimate value, the methodology employed calculating our NAV per share is based upon a number of estimates and assumptions about future events that may not be accurate or complete. Further, different parties using different assumptions and estimates could derive a different NAV per share, which could be significantly different from our calculated NAV per share. Our NAV will fluctuate over time and does not represent: (i) the price at which our shares would trade on a national securities exchange, (ii) the amount per share a shareholder would obtain if he, she or it tried to sell his, her or its shares or (iii) the amount per share shareholders would receive if we liquidated our assets and distributed the proceeds after paying all our expenses and liabilities.

*Our offering price per share equals our most recently announced NAV per share and will be adjusted at the beginning of every fiscal quarter (or as soon as commercially reasonable thereafter). On November 13, 2025, we announced that our NAV per share is $7.67, as of September 30, 2025. Accordingly, effective November 13, 2025, the offering price per share is $7.67. The price per share pursuant to our distribution reinvestment plan will equal our most recently announced NAV per share and any repurchases of shares made pursuant to our share repurchase program will be made at the most recent NAV per share (less any applicable discounts, as set forth in our offering circular).

Price
Per Share
(As of 11/13/25)*
$7.67

NAV
Per Share
(As of 9/30/25)
$7.67

Summary of Risks

Investing in RealtyMogul Income REIT's common shares is speculative and involves substantial risks. The "Risk Factors" section of the offering circular contains a detailed discussion of risks that should be considered before you invest.

These risks include, but are not limited to illiquidity, complete loss of capital, limited operating history, conflicts of interest and blind pool risk. RealtyMogul Income REIT's investments may be limited in assets or concentrated in a geographic region posing additional risks from natural disasters, economic downturns, and competition from other properties.

The annualized distribution rate is not a guarantee or projection of future distributions, and the board of managers may in the future declare lower distributions or no distributions at all for any given period. While the board of managers is under no obligation to do so, the annualized distribution rate assumes that the board of managers will declare quarterly distributions in the future similar to the distribution disclosed herein.

Risk Factors

Investing in the Company's common shares is speculative and involves substantial risks. The Company cannot assure you that it will attain its objectives or that the value of its assets will not decrease. Therefore, you should purchase these securities only if you can afford a complete loss of your investment.

You should carefully review the "Risk Factors" section of the Offering Circular which contains a detailed discussion of the material risks that you should consider before you invest in the common shares, a summary of which is provided below

Risk Factors:

- We have a limited operating history and there is no assurance that we will achieve our investment objectives.
- We may allocate the net proceeds from this offering to investments with which you may not agree.
- This is a blind pool offering as we have not identified all of the investments we intend to make. As such, you will not have the opportunity to evaluate our future investments before we make them, which makes your investment more speculative.
- Our ability to implement our investment strategy is dependent, in part, upon our ability to successfully sell shares of our common shares on the Realty Mogul Platform, which makes an investment in us more speculative.
- There are conflicts of interest between us, our Manager and its affiliates.
- We depend on our Manager to select our investments and conduct our operations. We pay fees and expenses to our Manager and its affiliates that were determined as between related parties, and therefore we do not have the benefit of arm's length negotiations of the type normally conducted between unrelated parties.
- Our Manager's executive officers, and key real estate professionals are also officers, directors, managers and/or key professionals of RM Investor, LLC and its affiliates. As a result, they will face conflicts of interest, including time constraints and other conflicts created by our Manager's compensation arrangements with us and other affiliates of RM Investor, LLC.
- Our Sponsor and Manager sponsors and advises RealtyMogul Apartment Growth REIT, Inc., respectively, a real estate program substantially similar to us, and they sponsor and advise additional companies that may compete with us, and neither our Sponsor nor our Manager has an exclusive management arrangement with us.
- By purchasing common shares in this offering, you are bound by the arbitration provisions contained in our subscription agreement which limits your ability to bring class action lawsuits or seek remedy on a class basis.

Risk Factors

- This offering is being made pursuant to recently adopted rules and regulations under Regulation A ("Regulation A") of the Securities Act of 1933, as amended (the "Securities Act"). The legal and compliance requirements of these rules and regulations, including ongoing reporting requirements related thereto, are relatively untested.
- If we internalize our management functions, your interest in us could be diluted and we could incur other significant costs associated with being self-managed.
- Our Manager may change our targeted investments and asset allocation without the consent of shareholders, which could result in investments that are different from, and possibly riskier than, those described in this offering circular.
- We have paid, and may continue to pay, distributions from sources other than cash flow from operations, including borrowings, proceeds from asset sales or the sale of our securities in this or future offerings, which may reduce the amount of capital we ultimately invest in real estate and may negatively impact the value of your investment in our common shares.
- The internal accountants or asset managers of our Manager or its affiliates will calculate our NAV on a quarterly basis using valuation methodologies that involve subjective judgments and estimates. As a result, our NAV may not accurately reflect the amount that you might receive for your shares in a market transaction.
- Although we presently intend to complete a transaction providing liquidity to shareholders in the future, our LLC Agreement does not require our board of managers to pursue such a liquidity transaction.
- If we fail to qualify as a real estate investment trust ("REIT") for U.S. federal income tax purposes and no relief provisions apply, we would be subject to entity-level federal income tax and, as a result, our cash available for distribution to our shareholders and the value of our shares could materially decrease.
- We may be subject to adverse legislative or regulatory tax changes.
- We will attempt to manage our portfolio so that we are not required to register as an investment company, such as a mutual fund. This may result in us not making potentially profitable investments, or in us disposing of investments at times that we otherwise would prefer to hold those investments.
- The compensation arrangements for our Manager, its affiliates and the personnel of our Manager and its affiliates may provide them an incentive to increase leverage in the Company or its investments, which may increase risk and volatility in the Company's performance.

Previous Quarterly Reports

If you are looking for previously shared Income REIT Quarterly Reports, you may find them here:

1. **Q2 2025 Income REIT Quarterly Report**
2. **Q1 2025 Income REIT Quarterly Report**
3. **Q4 2024 Income REIT Quarterly Report**
4. **Q3 2024 Income REIT Quarterly Report**